Exhibit 10.3

ARBITRATION PENDING IN MICHIGAN

Brown, Robert, Claimant

v.

SPAR Group, Inc., Respondent

[Case / Arbitration No. 5345000532]

EXHIBIT B

RESPONDENT’S DISMISSAL OF COUNTERCLAIMS AND CLAIMS WITH PREJUDICE

Respondent SPAR Group, Inc. hereby dismisses, with prejudice, all counterclaims and claims asserted by it against Claimant Robert G. Brown in the above-captioned arbitration. This dismissal is filed pursuant to the Settlement Agreement dated May 1, 2026 among SPAR Group, Inc., Robert G. Brown, and Spar Business Services, Inc.

Each party shall bear its own fees and costs except as otherwise provided in the Settlement Agreement.

	By:	/s/ William Linnane
RESPONDENT	Name:	William Linnane
	Title:	CEO
Date: May 1, 2026